Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER FISCAL YEAR 2017 RESULTS

Strong Performance Driven by Improving Market Conditions

Ongoing Execution of the Carpenter Operating Model Delivering Additional Efficiency Gains

Earnings Per Share of $0.44; Highest in Seven Quarters

PHILADELPHIA — April 27, 2017 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the quarter ended March 31, 2017.  The Company reported net income of $20.7 million or $0.44 earnings per share. Net sales for the third quarter of fiscal year 2017 were $473.6 million. Net sales excluding surcharge were $412.9 million for the third quarter of fiscal year 2017.

“Our solid third quarter results reflect revenue growth across our diverse end-use market portfolio, strong commercial execution and the benefits of our ongoing implementation of the Carpenter Operating Model,” said Tony Thene, Carpenter’s President & CEO. “Conditions across most of our markets have continued to improve, including in Aerospace where we are seeing increasing demand and are benefiting from our broad aerospace participation. While the recovery in oil and gas remains in the early stages, we are encouraged by the increase in North American rig counts and believe we are well positioned to drive growth and gain market share as activity levels increase further. These factors helped contribute to our Specialty Alloys Operations segment’s strongest operating margin percentage in almost three years.”

“Our Performance Engineered Products segment generated positive operating income for the second consecutive quarter, with improved performance across all of our businesses due to increasing demand for our titanium products coupled with further improvements in our oil and gas businesses.”

“The integration of our titanium powder acquisition is on track and our new titanium powder capabilities and applications are generating customer pull across many of our end-use markets. Moving forward, we remain focused on continuing to improve our operating execution and building on the momentum of improving demand across our end-use markets coupled with increasing interest in the additive manufacturing space.  Our backlog continues to grow as our commercial team leverages our solutions-driven approach to expand our customer and market opportunities.  As we accelerate our revenue growth, we remain well positioned to deliver enhanced profitability.”

Financial Highlights

	Q3	Q3	Q2
($ in millions)	FY2017	FY2016	FY2017
Net Sales	$473.6	$456.3	$427.4
Net Sales Excluding Surcharge (a)	$412.9	$402.4	$366.7
Operating Income (Loss)	$35.8	$(24.3)	$15.4
Operating Income Excluding Pension EID and Special Items (a)	$41.4	$35.2	$21.0
Net Income (Loss)	$20.7	$(23.9)	$7.0
Cash Provided From (Used For) Operating Activities	$61.3	$65.5	$(29.7)
Free Cash Flow (a)	$5.7	$46.8	$(56.7)

(a)    Non-GAAP financial measure explained in the attached schedules

Net sales for the third quarter of fiscal year 2017 were $473.6 million compared with $456.3 million in the third quarter of fiscal year 2016, an increase of $17.3 million (or 3.8 percent), on 3 percent higher volume.  Net sales excluding surcharge were $412.9 million, an increase of $10.5 million (or 2.6 percent) from the same period a year ago.

Operating income was $35.8 million compared to an operating loss of $24.3 million in the prior year period. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $41.4 million, compared to $35.2 million in the prior year period.  These results primarily reflect higher sales and volume compared to the same quarter a year ago as well as the continued positive impact of the Carpenter Operating Model.

Cash provided from operating activities in the third quarter of fiscal year 2017 was $61.3 million, compared to $65.5 million in the same quarter last year.  The decrease in operating cash flow was primarily related to investments in working capital, principally inventory, to capitalize on improving market conditions.  Free cash flow in the third quarter of fiscal year 2017 was $5.7 million, compared to free cash flow of $46.8 million in the same quarter last year. Free cash flow results for the current quarter were positive despite $35.3 million that was used to fund the titanium powder acquisition. Capital expenditures were $18.0 million in the third quarter of fiscal year 2017 compared to $16.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $396.6 million at the end of the third quarter of fiscal 2017.  This consisted of $16.6 million of cash and $380.0 million of available borrowings under the Company’s credit facility. As previously announced, on March 31, 2017 the Company entered into a $400 million, five-year syndicated credit facility to replace the existing credit facility that was set to expire in June 2018.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, April 27th at 10:00 a.m. ET, to discuss the financial results and operations for the third quarter of fiscal year 2017.  Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com. An audio replay of the conference call can be accessed by dialing +1 412-317-0088 and using passcode 10104937. The audio replay will be available for one week.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels and tool steels. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s superalloy powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D Printing.  Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2016, Form 10-Q for the quarters ended September 30, 2016 and December 31, 2016 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) the success of actions taken to reduce costs associated with retirement and pension plans. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
NET SALES	$473.6	$456.3	$1,289.9	$1,355.7
Cost of sales	390.5	386.3	1,098.3	1,150.8
Cost of sales - excess inventory write-down	—	22.5	—	22.5
Gross profit	83.1	47.5	191.6	182.4

Selling, general and administrative expenses	47.3	41.7	139.0	129.5
Restructuring and asset impairment charges	—	17.6	—	18.0
Goodwill impairment	—	12.5	—	12.5
Operating income (loss)	35.8	(24.3)	52.6	22.4

Interest expense	(7.7)	(7.2)	(22.5)	(20.8)
Other income (expense), net	1.0	(1.5)	2.0	(3.4)

Income (loss) before income taxes	29.1	(33.0)	32.1	(1.8)
Income tax expense (benefit)	8.4	(9.1)	10.6	1.8

NET INCOME (LOSS)	$20.7	$(23.9)	$21.5	$(3.6)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.44	$(0.51)	$0.45	$(0.08)
Diluted	$0.44	$(0.51)	$0.45	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.0	47.1	47.0	48.5
Diluted	47.1	47.1	47.1	48.5

Cash dividends per common share	$0.18	$0.18	$0.54	$0.54

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$21.5	$(3.6)
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	88.8	90.0
Goodwill impairment charge	—	12.5
Non-cash excess inventory write-down	—	22.5
Non-cash restructuring and asset impairment charges	—	7.6
Deferred income taxes	37.4	(6.6)
Net pension expense	39.7	40.3
Payments from qualified pension plan associated with restructuring	—	9.4
Share-based compensation expense	10.0	6.8
Net loss on disposals of property and equipment	2.2	0.2
Changes in working capital and other, net of acquisition:
Accounts receivable	(15.0)	32.6
Inventories	(89.0)	(18.0)
Other current assets	3.6	(13.0)
Accounts payable	40.6	(6.6)
Accrued liabilities	4.1	(22.3)
Pension plan contributions	(100.0)	—
Other postretirement plan contributions	(2.4)	(9.5)
Cash paid as collateral under derivative agreement	—	(8.0)
Other, net	(6.0)	2.9
Net cash provided from operating activities	35.5	137.2
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(63.1)	(66.1)
Proceeds from disposals of property and equipment	—	0.3
Acquisition of business	(35.3)	—
Proceeds from the sale of equity method investment	—	6.3
Proceeds from note receivable from the sale of equity method investment	6.3	—
Other	—	4.0
Net cash used for investing activities	(92.1)	(55.5)
FINANCING ACTIVITIES:
Change in short-term debt	14.2	25.0
Dividends paid	(25.6)	(26.3)
Payments of debt issue costs	(1.4)	—
Purchases of treasury stock	—	(123.9)
Payments on seller financed debt related to purchase of software	—	(3.7)
Tax benefits on share-based compensation	0.4	—
Proceeds from stock options exercised	2.2	0.3
Net cash used for financing activities	(10.2)	(128.6)
Effect of exchange rate changes on cash and cash equivalents	1.4	0.3
DECREASE IN CASH AND CASH EQUIVALENTS	(65.4)	(46.6)
Cash and cash equivalents at beginning of period	82.0	70.0
Cash and cash equivalents at end of period	$16.6	$23.4

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$16.6	$82.0
Accounts receivable, net	267.2	253.6
Inventories	718.3	628.7
Other current assets	49.3	46.4
Total current assets	1,051.4	1,010.7
Property, plant and equipment, net	1,312.1	1,351.4
Goodwill	270.9	244.8
Other intangibles, net	58.2	63.2
Deferred income taxes	7.5	8.2
Other assets	122.3	116.0
Total assets	$2,822.4	$2,794.3

LIABILITIES
Current liabilities:
Short-term debt	$14.2	$—
Accounts payable	191.3	159.6
Accrued liabilities	116.7	139.2
Total current liabilities	322.2	298.8
Long-term debt	604.1	611.3
Accrued pension liabilities	402.9	509.3
Accrued postretirement benefits	118.6	116.6
Deferred income taxes	169.4	102.4
Other liabilities	43.6	51.0
Total liabilities	1,660.8	1,689.4
STOCKHOLDERS’ EQUITY
Common stock	276.7	276.3
Capital in excess of par value	283.6	273.5
Reinvested earnings	1,304.8	1,308.9
Common stock in treasury, at cost	(342.1)	(343.9)
Accumulated other comprehensive loss	(361.4)	(409.9)
Total stockholders’ equity	1,161.6	1,104.9
Total liabilities and stockholders’ equity	$2,822.4	$2,794.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Pounds sold (000):
Specialty Alloys Operations	61,006	59,082	164,682	170,690
Performance Engineered Products	2,840	2,774	7,604	8,530
Intersegment	(576)	(518)	(1,550)	(2,530)
Consolidated pounds sold	63,270	61,338	170,736	176,690

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$322.4	$316.5	$876.4	$917.2
Surcharge	60.9	54.0	170.6	189.5
Specialty Alloys Operations net sales	383.3	370.5	1,047.0	1,106.7

Performance Engineered Products
Net sales excluding surcharge	98.5	91.2	259.7	267.8
Surcharge	0.2	0.2	0.7	0.5
Performance Engineered Products net sales	98.7	91.4	260.4	268.3

Intersegment
Net sales excluding surcharge	(8.0)	(5.3)	(16.6)	(18.0)
Surcharge	(0.4)	(0.3)	(0.9)	(1.3)
Intersegment net sales	(8.4)	(5.6)	(17.5)	(19.3)

Consolidated net sales	$473.6	$456.3	$1,289.9	$1,355.7

Operating income (loss):
Specialty Alloys Operations	$51.9	$45.6	$112.6	$128.3
Performance Engineered Products	4.7	(0.9)	2.7	(4.2)
Corporate costs	(15.8)	(64.5)	(45.6)	(89.3)
Pension earnings, interest and deferrals	(5.6)	(4.8)	(18.2)	(14.4)
Intersegment	0.6	0.3	1.1	2.0
Consolidated operating income (loss)	$35.8	$(24.3)	$52.6	$22.4

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS	Three Months Ended March 31,		Nine Months Ended March 31,
AND SPECIAL ITEMS	2017	2016	2017	2016

Net sales	$473.6	$456.3	$1,289.9	$1,355.7
Less: surcharge	60.7	53.9	170.4	188.7
Consolidated net sales excluding surcharge	$412.9	$402.4	$1,119.5	$1,167.0

Operating income (loss)	$35.8	$(24.3)	$52.6	$22.4
Pension earnings, interest and deferrals	5.6	4.8	18.2	14.4
Operating income (loss) excluding pension earnings, interest and deferrals	41.4	(19.5)	70.8	36.8

Special items:
Excess inventory write-down	—	22.5	—	22.5
Pension curtailment charge	—	—	0.5	—
Restructuring and asset impairment charges	—	17.6	—	18.0
Goodwill impairment	—	12.5	—	12.5
Consulting costs	—	2.1	—	7.2
Operating income excluding pension earnings, interest and deferrals and special items	$41.4	$35.2	$71.3	$97.0

Operating margin	7.6%	(5.3)%	4.1%	1.7%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	10.0%	8.7%	6.4%	8.3%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended March 31, 2017, as reported	$29.1	$(8.4)	$20.7	$0.44

Special items:
None reported	—	—	—	—

Three months ended March 31, 2017, as adjusted	$29.1	$(8.4)	$20.7	$0.44

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended March 31, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	(Loss) Income Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Earnings Per Diluted Share*

Three months ended March 31, 2016, as reported	$(33.0)	$9.1	$(23.9)	$(0.51)

Special items:
Excess inventory write-down	22.5	(7.8)	14.7	0.31
Restructuring and asset impairment charges	17.6	(5.6)	12.0	0.26
Goodwill impairment	12.5	(3.2)	9.3	0.20
Consulting costs	2.1	(0.7)	1.4	0.03
Impact of tax law change	—	0.8	0.8	0.01
Total impact of special items	54.7	(16.5)	38.2	0.81

Three months ended March 31, 2016, as adjusted	$21.7	$(7.4)	$14.3	$0.30

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended March 31, 2016.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**

Nine months ended March 31, 2017, as reported	$32.1	$(10.6)	$21.5	$0.45

Special items:
Pension curtailment	0.5	(0.1)	0.4	0.01
Income tax item*	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Nine months ended March 31, 2017, as adjusted	$32.6	$(8.6)	$24.0	$0.50

* Discrete income tax charge recorded as a result of reduced tax benefits claimed in prior years in connection with the Company’s decision to make a $100 million voluntary pension contribution in October 2016.

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the nine months ended March 31, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	(Loss) Income Before Income Taxes	Income Tax (Expense) Benefit	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Nine months ended March 31, 2016, as reported	$(1.8)	$(1.8)	$(3.6)	$(0.08)

Special items:
Excess inventory write-down	22.5	(7.8)	14.7	0.30
Restructuring and asset impairment charges	18.0	(5.7)	12.3	0.25
Goodwill impairment	12.5	(3.2)	9.3	0.19
Consulting costs	7.2	(2.5)	4.7	0.10
Income tax item*	—	2.8	2.8	0.06
Impact of tax law change	—	(0.8)	(0.8)	(0.01)
Total impact of special items	60.2	(17.2)	43.0	0.89

Nine months ended March 31, 2016, as adjusted	$58.4	$(19.0)	$39.4	$0.81

* As a result of a decision to sell our equity method investment in India, we changed our intent with regard to the indefinite reinvestment of the foreign earnings from one of our subsidiaries.  Accordingly, we recorded a discrete income tax charge during the nine months ended March 31, 2016.

** Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the nine months ended March 31, 2016.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended March 31,		Nine Months Ended March 31,
FREE CASH FLOW	2017	2016	2017	2016

Net cash provided from operating activities	$61.3	$65.5	$35.5	$137.2
Purchases of property, equipment and software	(18.0)	(16.6)	(63.1)	(66.1)
Acquisition of business	(35.3)	—	(35.3)	—
Proceeds from disposals of property and equipment	—	0.1	—	0.3
Proceeds from the sale of equity method investment	—	6.3	—	6.3
Proceeds from note receivable from the sale of equity method investment	6.3	—	6.3	—
Other	—	—	—	4.0
Dividends paid	(8.6)	(8.5)	(25.6)	(26.3)

Free cash flow	$5.7	$46.8	$(82.2)	$55.4

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
NET SALES BY END-USE MARKET	2017	2016	2017	2016
End-Use Market Excluding Surcharge:
Aerospace and Defense	$214.0	$208.4	$586.3	$603.8
Energy	36.6	33.3	89.5	91.7
Transportation	31.3	34.7	90.5	103.7
Medical	31.6	30.2	79.7	84.4
Industrial and Consumer	66.7	65.0	185.2	194.6
Distribution	32.7	30.8	88.3	88.8

Consolidated net sales excluding surcharge	412.9	402.4	1,119.5	1,167.0

Surcharge	60.7	53.9	170.4	188.7

Consolidated net sales	$473.6	$456.3	$1,289.9	$1,355.7

In fiscal year 2016 in connection with our commercial organization realignment, we changed the manner in which sales are classified by end-use market so that we could better evaluate our sales results from period to period. All prior period amounts have been reclassified to conform to the current presentation.